   Exhibit 99.1

May 2, 2012	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Megan Lewis
918-561-5325

ONEOK to Present at
American Gas Association Financial Forum

TULSA, Okla. – May 2, 2012 – ONEOK, Inc. (NYSE: OKE) will present at the American Gas Association Financial Forum on Monday, May 7, 2012, in Scottsdale, Ariz., at 1 p.m. Eastern Daylight Time (12 p.m. Central Daylight Time).

Pierce H. Norton II, executive vice president and chief operating officer of ONEOK, will present.

The conference will be webcast and will be accessible on the ONEOK website, www.oneok.com.  A replay of the webcast will be archived for 30 days after the conference.

The company will also post the presentation on its website at 10 a.m. Eastern Daylight Time (9 a.m. Central Daylight Time).
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ONEOK, Inc. (NYSE: OKE) is a diversified energy company.  We are the general partner and own 43.4 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas.  Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For more information, visit the websites at www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

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